CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Perceptron, Inc. on Form S-8 (File Nos. 33-63666, 33-63664, 33-85656, 33-
93910, 333-00446 and 333-00444) and on Form S-3 (File No. 33-78594)) of our
report dated March 14, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Perceptron, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K for the year ended December 31, 1995.


Coopers & Lybrand L.L.P.


Detroit, Michigan
May 7, 1996